UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place,	Birmingham,	AL	35209
(Address of Principal Executive Office )			(Zip code)

Registrant’s telephone number, including area code:	(205)	877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER INFORMATION
On February 27, 2024, ProAssurance Corporation (the "Company") filed its Annual Report on Form 10-K for the year ended December 31, 2023 (the "Form 10-K"). Subsequent to filing its Form 10-K, the Company identified a typographical error in its Item 5, Market for Registrant's Common Equity, Related Stockholder Matter and Issuer Purchases of Equity Securities, in the Securities Authorized for Issuance Under Equity Compensation Plans section. In the table on page 37 of the Form 10-K, the Number of securities remaining available for future issuance under equity compensation plans should be zero (0), as of December 31, 2023.

The corrected table is set forth below:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,212,545	$—	—
Equity compensation plans not approved by security holders	—	—	—

The correction in this Current Report on Form 8-K does not change any other previously reported financial results of operations or any other disclosure contained in the Form 10-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 10, 2024

PROASSURANCE CORPORATION
by: /s/ Jeffrey P. Lisenby
-----------------------------------------------------
Jeffrey P. Lisenby General Counsel

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